UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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        MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

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MGP INGREDIENTS, INC.
SUPPLEMENT TO THE PROXY STATEMENT FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2025
May 14, 2025

On April 21, 2025, MGP Ingredients, Inc. (the “Company”) filed its proxy statement (the “Proxy Statement”) with the SEC relating to its Annual Meeting of Stockholders to be held on May 20, 2025 (including any adjournment or postponement thereof, the “Annual Meeting”). In the Proxy Statement, the Company disclosed that the holder of the majority of our preferred stock had previously informed the Company that such holder intended to identify and nominate a fifth Group B director to stand for election at the Annual Meeting. This Supplement to the Proxy Statement (this “Supplement”) is being filed to inform our stockholders that the majority holder of our preferred stock has identified Jennifer Lowry as an additional Group B director nominee and notified us of such holder’s intention to present the nomination of Ms. Lowry for election as an additional Group B director at the Annual Meeting. This Supplement also provides biographical information about Ms. Lowry, who does not currently serve as a director of the Company.

This Supplement should be read in conjunction with the Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. Capitalized terms used in this Proxy Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement.

This Supplement does not change the proposals to be acted on at the Annual Meeting by holders of our common stock or the recommendation of the Board with respect to such proposals. However, the nomination to elect Ms. Lowry as a Group B director, if properly presented at the Annual Meeting, will be an additional matter for our preferred stockholders to vote on at the Annual Meeting. As a reminder, holders of our common stock are entitled to vote on the election of Group A directors only and are not entitled to vote on the election of Group B directors, including the election of Ms. Lowry. Holders of our preferred stock are entitled to vote on the election of the Group B directors only and are not entitled to vote on the election of Group A directors. The election of Group B directors is determined by a plurality vote of only our preferred stock. Abstentions, withheld votes, and broker non-votes will have no effect on the election of Group B directors. Each director elected at the Annual Meeting will serve a one-year term and until their respective successor is elected and qualified or until their earlier death, resignation, or removal.

If you are a common stockholder and have already submitted a proxy or voted, you are not required to submit a new proxy or vote again. However, if you wish to revoke your proxy or change your vote, you may do so by following the instructions set forth in the “Voting Matters” section of the Proxy Statement. If you are a preferred stockholder, you will receive instructions from the Company on how to submit a proxy or vote your shares, including on the election of Ms. Lowry once her nomination as an additional Group B director nominee has been presented at the Annual Meeting. The Company’s instructions to preferred stockholders will also explain how you may revoke your proxy or change your vote if you have already voted.

About Jennifer Lowry

Director since: N/A

Principal Occupation:
Retired Vice President of Risk, Treasury and Corporate Finance, McCormick & Company, Inc.

Age: 56

Board Committees: N/A

Skills and Qualifications
•    Finance and Accounting
• Food and Beverage Industry
• M&A
• Risk Management

JENNIFER LOWRY| Nominee for Group B Director
Relevant Expertise
• Accomplished public company board member with experience serving on and chairing various board committees. She is Chair of the Audit Committee at MYR Group. At Clearway Energy, she serves on the Audit, Compensation, and Corporate Governance, Conflicts and Nominating Committees, and chairs the Energy Risk Management Committee. She also recently served as Chair of the Audit Committee at TPI Composites and as a member of the Compensation Committee at Electriq Power. In these roles, she has led overseen management policy development and overseen financial and commercial transactions as well as strategy and policy covering risk limits, trading, pension investments, and trade finance.
•     M&A expertise. While at McCormick & Company, an herb, spice, and flavor company, Ms. Lowry formulated and executed a financing strategy for McCormick’s $4.2 billion acquisition of Reckitt Benckiser’s Food Division while maintaining the company’s investment-grade rating. The acquisition—the largest in McCormick’s history—added market-leading brands like French’s Mustard and Frank’s RedHot Hot Sauce to McCormick’s portfolio and established the company as a leader in the U.S. condiments category. Prior to this, as SVP of Generation Company Strategy at Exelon Corporation, Ms. Lowry led finance merger integration activities following Exelon’s $7.9 billion merger with Constellation Energy, including the integration of all treasury functions, organizational design, finance integration, legal entity structuring, and reporting consolidation.
•     Significant finance experience in complex, capital-intensive industries. During her five-year tenure at McCormick, Ms. Lowry oversaw corporate FP&A, cash and liquidity management, global procurement finance, and enterprise risk management. She oversaw global cost-cutting initiatives that delivered over $100 million in savings, improved working capital management and cash reporting to unlock an additional $100 million in value, and enhanced capital policy and reporting processes. At Constellation (prior to its merger with Exelon), she held senior roles managing treasury operations and overseeing $1.7 billion in credit facility issuance during volatile markets. She also drove reform of the company’s pension strategy and played a key role in growth strategy development and investment governance.

Business Experience Highlights
• Vice President, Risk, Treasury, and Corporate Finance, McCormick & Company, Inc. (2019 – 2021)
•    Vice President, Corporate Finance (2016 – 2019)
• Senior Vice President, Generation Company Strategy, Exelon Corporation (2013 – 2016)
•    Vice President, Generation Company Strategy (2012 – 2013)
•    Treasurer and Vice President, Constellation Energy (2011 – 2012)
•    Assistant Treasurer (2008 – 2010)
• Vice President of Project Finance, Cogentrix Energy, Inc. (2006 – 2008)
•    Director of Project Finance (2005 – 2006)
• Director of Corporate Finance, The AES Corporation (2001 – 2005)
•    Project Director, AES Enterprise (1999 – 2000)

Other Experience
• Board Member and Risk Committee Chair, Clearway Energy, Inc. (NYSE: CWEN) (2022 – Present)
• Board Member and Audit Committee Chair, MYR Group Inc. (NASDAQ: MYRG) (2018 – Present)
• Board Member and Audit Committee Chair, TPI Composites, Inc. (NASDAQ: TPIC) (2024 – 2025)
• Board Member, Electriq Power Holdings, Inc. (formerly NYSE: ELIQ) (2023 –2024)

As of the date of this Proxy Supplement, Ms. Lowry does not own any common or preferred stock of the Company.